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As filed with the Securities and Exchange Commission on August 14, 2020

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Talend S.A.
(Exact name of Registrant as specified in its charter)

France (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)

5-7, rue Salomon de Rothschild
Suresnes, France
+33 (0)1 46 25 06 00
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Talend, Inc.
800 Bridge Parkway
Redwood City, CA 94065
(650) 539-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Aaron Ross Talend S.A. 800 Bridge Parkway Redwood City, CA 94065 (650) 539-3200	Mark B. Baudler Steven V. Bernard Andrew D. Hoffman Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Arnaud Duhamel Gide Loyrette Nouel A.A.R.P.I. 15 rue de Laborde 75008 Paris France +33 1 40 75 60 00

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If the Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.:

Large Accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price(3) Per Unit	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Ordinary shares, €0.0001 par value per share	1,582,895	$38.93	$61,622,102.35	$7,998.55

(1)
The ordinary shares will be represented by American Depositary Shares ("ADSs") of Talend S.A. Each ADS represents one ordinary share of the Registrant.

(2)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional ordinary shares underlying the ADSs of the Registrant that become issuable by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant's outstanding ordinary shares.

(3)
Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's ADSs as reported on The Nasdaq Global Market on August 12, 2020.

PROSPECTUS

1,582,895 American Depositary Shares

Talend S.A.

Representing 1,582,895 Ordinary Shares

        The selling shareholder of Talend S.A. identified in this prospectus may offer and resell up to 1,582,895 of our American Depositary Shares, each representing one ordinary share, nominal value €0.08 per share (the "ADSs"), under this prospectus. We are registering the ADSs pursuant to registration rights granted to the selling shareholder. We are not offering any ADSs and will not receive any proceeds from the sale or other disposition of these ADSs by the selling shareholder.

        The selling shareholder (which term as used herein includes its transferees, pledgees, donees or other successors in interest) may also sell, transfer or otherwise dispose of the ADSs described in this prospectus through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The selling shareholder will bear all fees, discounts, concessions or commissions of broker-dealers or agents, and any other expenses incurred in connection with the offering of the ADSs by the selling shareholder. We provide more information about how the selling shareholder may sell its ADSs in the section of this prospectus titled "Plan of Distribution" on page 11 of this prospectus.

        Our ADSs are listed on the Nasdaq Global Market under the symbol "TLND". On August 13, 2020, the last reported sale price for our ADSs was $40.04 per share.

        Investing in our securities involves risks. You should carefully consider the risks described under "Risk Factors" on page 7 of this prospectus, as well as in any applicable prospectus supplement, any related free writing prospectus and other information contained or incorporated by reference in this prospectus before making a decision to invest in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2020.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this shelf registration process, the selling shareholder may, from time to time, offer and sell ADSs, as described in this prospectus, in one or more offerings.

        You should rely only on the information contained and incorporated by reference in this prospectus (as supplemented and amended). We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates.

        The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our ADSs by the selling shareholder. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus.

        We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the ADSs being offered.

        Unless the context otherwise indicates, references in this prospectus to "Talend," "we," "our" and "us" refer, collectively, to Talend S.A. and its consolidated subsidiaries.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, "may", "believe", "can", "intend", "potential", "designed to", "expect", "anticipate", "estimate", "predict", "plan", "targets", "projects", "likely", "will", "would", "could", "continue", "should", "contemplate", or similar expressions or phrases or the negative of these and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Forward-looking statements include, but are not limited to, statements about:

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  Our future financial performance, including our revenue, cost of revenue, gross profit or gross margin, operating expenses, expectations about our future cash flow, and ability to achieve and maintain profitability;

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  The sufficiency of our cash and cash equivalents to meet our liquidity needs;

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  Our expectation that as organizations adopt and scale out deployments of modern data technologies such as cloud data warehouses, machine learning, and big data processing, they will continue to use Talend to facilitate the integration of these technologies within their IT environments;

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  Our plans to expand our non-U.S. presence to address the needs of our global customers and to acquire customers in new geographies;

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  Our plans to invest in new product development, adding new features and services, increasing functionality, and enhancing our integration cloud infrastructure, which will increase research and development expenses in absolute dollars;

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  Our plans to continue to invest additional resources in our cloud-based offerings and services and increased cost of third-party cloud infrastructure and hosting;

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  The sufficiency of our security measures to protect our own proprietary and confidential information, as well as the personal information, personal data, and confidential information that we otherwise obtain, including confidential information we may obtain through customer usage;

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  Our expectation that, over time, more of our existing customers will have subscription contracts with Annual Recurring Revenue, or ARR, of $0.1 million or more;

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  Our expectation that our dollar-based net expansion rate will potentially decline as we scale our business and as a result of IT spending constraints in the current economic environment;

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  Our expectation that our gross margin may fluctuate from period to period as a result of changes in the mix of our subscription and professional services revenue;

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  Our expectation that our cloud integration business will grow as a percentage of revenue;

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  Our expectation regarding the impact of risks related to foreign currency exchange rates;

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  Our expectation that professional services revenue will decline as we work with more systems integrators and as our cloud-based offerings increase and as deployments change in response to travel curtailment related to the novel coronavirus ("COVID-19") pandemic;

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  Our expectation that we will continue to invest in sales and marketing by expanding our global promotional activities, building brand awareness, attracting new customers, and sponsoring additional marketing events, which may affect our sales and marketing costs in a particular quarter;

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  Our expectation that research and development expenses will increase in absolute dollars as we invest in building the necessary employee and system infrastructure required to enhance existing and support development of new technologies and the integration of acquired businesses and technologies.

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  Our plan to invest in training and retention of our sales team;

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  Our expectation that general and administrative expenses will increase as we invest in our infrastructure and incur additional employee-related costs and professional fees related to the growth of our business;

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  Our expectation regarding the impact of the COVID-19 pandemic and the related responses by governments and private industry on our business and financial condition, as well as our customers and partners; and

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  Our expectation that our operating expenses will increase substantially in the foreseeable future as we continue to develop our technology, enhance our product and services offerings, broaden our installed customer base, expand our sales channels, expand our operations and hire additional employees.

        This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on management's current expectations and beliefs, including estimates and projections about our company, industry, financial condition, results of operations and other matters. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

        Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

        See "Risk Factors" incorporated from our Annual Report and other filings we make with the SEC for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties.

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our ADSs. You should read the following summary together with the more detailed information regarding our company, the ADSs being registered under this prospectus, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase our ADSs from the selling shareholder.

OUR BUSINESS

Overview

        Our mission is to provide data intelligence for all users by delivering trusted data when and where is it needed. We are a key enabler of the data-driven enterprise where data is a strategic asset powering business. Talend Data Fabric allows customers in any industry to improve business performance by using their data to create new insights and to automate business processes. Our customers rely on our software to better understand their customers, offer new applications and services, and improve operations.

        Our business model combines our open source approach with self-service trials of our commercial software and direct sales. We have been able to rapidly expand awareness and usage of our products through our free open source versions and self-service trials. This enables developers and users to download and try the free and paid versions of our products, creating sales leads for our more feature-rich commercial solutions. Users of our open source products often catalyze adoption of our commercial solutions by their organizations, primarily to benefit from enterprise-grade features that include the scaling out of our offering to a larger set of users, among others. Following an initial deployment of our paid subscription products, organizations often purchase more subscriptions or expand usage to additional products from our fully integrated suite after realizing the benefits of additional features or scale. We sell our product offerings as subscriptions based primarily on the number of users of our platform.

COVID-19 Update

        COVID-19 was first reported in December 2019, and in January 2020, the World Health Organization ("WHO") declared it a Public Health Emergency of International Concern. On February 28, 2020, the WHO raised its assessment of the COVID-19 threat from high to very high at a global level, and the WHO characterized COVID-19 as a pandemic on March 11, 2020. Across the United States and the world, national and local governments instituted measures in an effort to control the spread of COVID-19, including quarantines, shelter-in-place orders, travel restrictions and the closure of non-essential businesses. Our first priority remains ensuring the safety and health of our employees, customers and others with whom we partner in conducting our business. In response to the pandemic, and in line with guidance provided by government agencies and international organizations, we temporarily closed our offices and requested our employees work remotely, suspended all non-essential travel and activated our business continuity plan so we can continue to support customers while protecting our employees. We have also moved all in-person customer-facing events to virtual ones. To date, the pandemic, which has affected nearly all regions around the world, and preventive measures taken to contain or mitigate the pandemic, are causing business slowdowns or shutdowns in affected areas and significant disruption in the financial markets. The COVID-19 pandemic and resulting economic uncertainty has negatively impacted our business and we anticipate that it will continue to have an adverse impact on our results of operations and financial performance. We cannot predict with any certainty the degree to, or the time period over, which we will be affected by this pandemic.

        While we believe the pandemic has had certain impacts on our business, we do not believe there has been, nor are we anticipating, a material impact from the effects of the pandemic on our operations, financial condition, liquidity and capital and financial resources; however, the situation is rapidly changing and hard to predict and actual results may differ materially from our current expectations. The broader implications of COVID-19 on our results of operations and overall financial performance remain uncertain, particularly because the full extent to which COVID-19 may impact our results of operations and financial performance will depend on future developments, which are highly uncertain and cannot be predicted, including but not limited to, the duration and geographic spread of the pandemic, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. We have experienced and expect to continue to experience curtailed customer demand that could adversely impact our business, results of operations and overall financial performance in future periods. Specifically, we have experienced and expect to continue to experience impacts from reduced IT budgets of customers and potential customers resulting in deferred purchase decisions, delayed implementation of our products, reduced renewals of subscriptions by existing customers, challenges in creating sales pipeline in the absence of in-person marketing events, and decreases in software license sales driven by channel partners. We may see a slowing in our collections of outstanding accounts receivable or a change in billing terms from some of our customers. Moreover, because of our subscription-based business model, the effect of the COVID-19 pandemic will not be fully reflected in our results of operations and overall financial performance until future periods. There has been no impact to our financial reporting systems, internal control over financial reporting, or any disclosure controls or procedures.

        Even after the COVID-19 pandemic has subsided, we may continue to experience an adverse impact to our business as a result of its global economic impact, including any recession that has occurred or may occur in the future. Specifically, difficult macroeconomic conditions, such as decreases in per capita income and levels of disposable income, increased and prolonged unemployment or a decline in business confidence and business investment as a result of the COVID-19 pandemic, could have a continuing adverse effect on the demand for some of our products. The degree of impact of COVID-19 on our business will depend on several factors, such as the duration and the extent of the pandemic, as well as actions taken by governments, businesses and others in response to the pandemic, all of which continue to evolve and remain uncertain at this time. We have established a task force to actively monitor the ongoing COVID-19 situation and provide updates, current information, and support to our employees. We remain committed to serving our customers' needs and to providing creative and flexible customer support. We may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our employees, customers, partners, and shareholders. See the Risk Factors section for further discussion of the possible impact of the COVID-19 pandemic on our business.

Our Corporate Information

        We were organized as a société par actions simplifiée, or S.A.S., under the laws of the French Republic on September 19, 2005 and subsequently converted into a société anonyme, or S.A., on April 14, 2006. We are registered with the French Commerce and Companies Register under the number 484 175 252 RCS Nanterre. Our registered office is located at 5-7, rue Salomon de Rothschild, 92150 Suresnes, France. Our telephone number at this address is +33 (0) 1 46 25 06 00. Our main place of business in the United States is located at 800 Bridge Parkway, Suite 200, Redwood City, CA 94065. Our telephone number at this address is (650) 539-3200. Our website is www.talend.com. Information contained on our website is not part of this prospectus. Our agent for service of process in the United States is our wholly owned subsidiary, Talend, Inc., a Delaware corporation, located at 800 Bridge Parkway, Redwood City, CA 94065.

 THE OFFERING

ADSs offered by the selling shareholder	1,582,895ADSs
ADSs to be outstanding immediately after this offering	31,557,921 of our ADSs, assuming the deposit of all outstanding shares in the ADS depositary facility
Ordinary shares to be outstanding immediately after this offering	31,557,921 of our ordinary shares
Selling Shareholder	FCPI ETI 2020, an entity affiliated with Bpifrance Investissement S.A.S., an entity incorporated under the laws of France.
The ADSs	Each ADS represents one ordinary share. The ADSs are evidenced by ADRs issued by the depositary.

The depositary will be the holder of the ordinary shares underlying the ADSs and you will have the rights of an ADS holder as provided in the deposit agreement among us, the depositary and owners and beneficial owners of ADSs from time to time.

You may surrender your ADSs to the depositary to withdraw the ordinary shares underlying your ADSs. The depositary will charge you a fee for such an exchange.

We may amend or terminate the deposit agreement for any reason without your consent. If an amendment becomes effective, you will be bound by the deposit agreement as amended if you continue to hold your ADSs.

Use of proceeds

We will not receive any proceeds from any sale of ADSs by the selling shareholder. The selling shareholder will bear the underwriting commissions and discounts attributable to its sale of our ADSs, and we will bear the remaining expenses.

Risk Factors	See "Risk Factors" on page 7 and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider carefully before investing in our ADSs.
Depositary	JPMorgan Chase Bank, N.A.
Nasdaq Global Market trading symbol	TLND
Shareholder Agreement	We have entered into a Shareholder Agreement with entities affiliated with certain of our shareholders. For a description of our Shareholder Agreement, see "Selling Shareholder—Shareholder Agreement".

RISK FACTORS

        Investing in our ADSs involves a high degree of risk. You should carefully consider the risks described in Part II, Item 1A, Risk Factors, in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, together with the other information set forth in this prospectus and in the other documents that we include or incorporate by reference into this prospectus before making a decision about investing in our ADSs. The risks and uncertainties discussed in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 are not the only ones facing our company. Additional risks and uncertainties not presently known to us, or that we currently deem to be immaterial, may also harm our business, financial condition and operating results, the trading price of our ADSs could decline and you could lose part or all of your investment.

 USE OF PROCEEDS

        The selling shareholder is selling all of the ADSs being sold in this offering. Accordingly, we will not receive any proceeds from the sale of ADSs by the selling shareholder. The selling shareholder will bear the underwriting commissions and discounts attributable to their sale of our ADSs, and we will bear the remaining expenses.

 SELLING SHAREHOLDER

        The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by the selling shareholder. The percentage of ordinary shares owned by the selling shareholder both prior to and following the offering of securities pursuant to this prospectus, is based on 31,537,857 ordinary shares outstanding as of July 31, 2020.

	Prior to the Offering			After the Offering
Name of Selling Shareholder	Number of ADSs Beneficially Owned	Percent of ADSs Outstanding	Number of ADSs Being Registered for Resale	Number of ADSs Beneficially Owned(1)	Percent of ADSs Outstanding
Entity affiliated with Bpifrance Investissement(2)	1,582,895	5.0%	1,582,895	—	—

(1)
Assumes the selling shareholder disposes of all of the ADSs covered by this prospectus and does not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the selling shareholder will sell all or any portion of the shares covered by this prospectus.

(2)
Consists of 1,582,895 ordinary shares held of record by FCPI ETI 2020, an entity affiliated with Bpifrance Investissement S.A.S. ("Bpifrance"), all of which shall be registered pursuant to the registration statement of which this prospectus forms a part. Bpifrance is a French public management company specializing in the business of equity financing via direct investment or fund of funds. Bpifrance is controlled by Bpifrance S.A., a French financial institution especially created for this purpose. Caisse des Dépots et Consignations, a French special public entity (établissement special) and EPIC Bpifrance, a French public institution of industrial and commercial nature, each hold 50% of the share capital of Bpifrance S.A. and jointly control Bpifrance S.A. The address for these entities is 27-31, avenue du Général Leclerc, 94710 Maisons-Alfort Cedex, France.

Shareholder Agreement

        We have entered into the Shareholder Agreement with entities affiliated with certain of our shareholders, including the selling shareholder (the "Shareholder Agreement"). The Shareholder Agreement contains specific rights, obligations and agreements of these parties as holders of our ordinary shares or equity securities representing our ordinary shares (including the ADSs).

        In addition, the Shareholder Agreement contains provisions related to the composition of our board of directors. Pursuant to the Shareholder Agreement, entities affiliated with Bpifrance Investissement are entitled to nominate one member of our board of directors. The current director nominated by affiliates of Bpifrance Investissement under the Shareholder Agreement is Thierry Sommelet.

        Under the Shareholder Agreement, the selling shareholder has the right, subject to certain limitations, to demand that we register the sale of Company securities now held by them, other than Company securities (i) which have previously been registered, (ii) which have been sold to the public either pursuant to a registration statement or Rule 144, or (iii) which have been sold in a private transaction in which the transferor's rights under the Shareholder Agreement are not validly assigned in accordance with the Shareholder Agreement.

        In addition, the selling shareholder has the right to request that we register the sale of Company securities to be sold by them on Form F-3 or Form S-3 (as applicable) and, no more than three times during any 12-month period, such holder may demand that we make available shelf registration statements permitting sales of Company securities into the market from time to time over an extended period. Subject to certain limitations, at any time when we have an effective shelf registration statement, the selling shareholder shall have the right to make no more than two marketed takedown demands during any 12-month period.

        In addition, the selling shareholder has the ability to exercise certain piggyback registration rights in respect of Company securities in connection with registered offerings requested by certain other shareholders or initiated by us.

PLAN OF DISTRIBUTION

        We are registering the ordinary shares, which are represented by ADSs, issued to the selling shareholder to permit the sale and resale of these securities by the selling shareholder from time to time from after the date of this prospectus. The selling shareholder may, from time to time, sell any or all of the securities beneficially owned by it and offered hereby. The sales may be made on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices.

        The selling shareholder may effect such transactions through one or more of, or a combination of, the following methods:

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  in privately negotiated transactions;

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  in transactions through broker-dealers that agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  a combination of any such methods of sale; or

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  any other method permitted pursuant to applicable law.

        The selling shareholder may also sell its securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

        Broker-dealers engaged by the selling shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121.

        The selling shareholder and any broker-dealers or agents that are involved in selling the ADSs may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling shareholder, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. A selling shareholder who is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. The selling shareholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

        The selling shareholder also may transfer the ADSs in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

        The selling shareholder has informed us that, except as set forth below, it does not have any agreement or understanding, directly or indirectly, with any person to distribute the ADSs. If the selling shareholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. The selling shareholder may distribute shares to its partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above.

        We are required to pay all fees and expenses incident to the registration of the securities. We have agreed to indemnify the selling shareholder against certain losses, damages and liabilities (or actions in respect thereof), including liabilities under the Securities Act, incident to the registration of the securities, provided, however that the selling shareholder shall be required to indemnify us for any losses, damages, liabilities or expenses that may arise from any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to us by the selling shareholder specifically for use in this prospectus. We may be indemnified by the selling shareholder against civil liabilities, including liabilities under the Securities Act that may arise from written information furnished to us by the selling shareholder specifically for use in this prospectus.

        We may restrict or suspend offers and sales or other dispositions of the securities under the registration statement, of which this prospectus forms a part, at any time from and after the effective date of the registration statement, subject to certain terms and conditions. In the event of such restriction or suspension, the selling shareholder will not be able to offer or sell or otherwise dispose of the ADSs under the registration statement.

        The selling shareholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

        Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the ADSs may not simultaneously engage in market making activities with respect to the ADSs for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of ADSs by the selling shareholder or any other person. We will make copies of this prospectus available to the selling shareholder and have informed it of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

        To the extent required, the ADSs to be sold, the name of the selling shareholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        There can be no assurance that the selling shareholder will sell any or all of the ADSs we registered on behalf of the selling shareholder pursuant to the registration statement of which this prospectus forms a part. Once sold under the registration statement, of which this prospectus forms a part, the ADSs will be freely tradeable in the hands of persons other than our affiliates.

 LEGAL MATTERS

        The validity of the ordinary shares represented by the ADSs in respect of which this prospectus is being delivered will be passed upon for Talend S.A. by Gide Loyrette Nouel, Paris, France.

EXPERTS

        The consolidated financial statements of Talend S.A. ("the Company") as of December 31, 2019 and 2018 and for each of the three years in the period ended December 31, 2019 and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, incorporated herein and in the registration statement by reference to our Annual Report on Form 10-K for the year ended December 31, 2019, have been so incorporated in reliance on the reports of KPMG S.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        KPMG S.A.'s report dated March 17, 2020, on the consolidated financial statements, refers to the change in Talend S.A.'s method of accounting for leases in 2019, due to the adoption of ASU No. 2016-02 Leases (Topic 842), and to the change in its method of accounting for revenue recognition in 2018, due to the adoption of ASC Topic 606, Revenue from Contracts with Customers, as amended.

        KPMG S.A.'s report dated March 17, 2020, on the effectiveness of internal control over financial reporting as of December 31, 2019, expresses KPMG S.A.'s opinion that Talend S.A. did not maintain effective internal control over financial reporting as of December 31, 2019 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that a material weakness has been identified and included in management's assessment related to ineffective process level controls over assumptions in the Company's stand-alone selling price model used to determine the allocation of the transaction price of the Company's on-premise license arrangements between the IP element and the post-contract customer support (PCS) element, which resulted from an ineffective risk assessment process to identify changes to risks resulting from the adoption of ASC Topic 606 and design appropriate controls to address those risks.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.talend.com. Information accessible on or through our website is not a part of this prospectus.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below:

• Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 17, 2020;

•

All information in our definitive proxy statement on Schedule 14A, filed with the SEC on April 27, 2020, solely to the extent incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

• Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 8, 2020 and August 10, 2020, respectively;

•

Our Current Reports on Form 8-K, filed with the SEC on January 6, 2020, January 9, 2020, February 14, 2020, February 26, 2020, March 5, 2020, March 30, 2020, May 4, 2020, May 27, 2020, July 6, 2020, and August 6, 2020; and

•

The description of our ADSs contained in our Registration Statement on Form 8-A (File No. 001-37825) filed with the SEC on July 11, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

        Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

        Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

Talend S.A.
800 Bridge Parkway
Redwood City, California 94065
Attn: Investor Relations
(650) 539-3200

PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$7,998.55
Legal fees and expenses	$67,000
Accounting fees and expenses	$5,000
Miscellaneous expenses	$20,001.45
Total	$100,000

Item 15.    Indemnification of Directors and Officers

        Under French law, provisions of the Registrant's By-laws that limit the liability of directors are prohibited. However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company. Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

        The Registrant maintains liability insurance for its directors and officers, including insurance against liability under the Securities Act, and the Registrant has entered into agreements with its directors and executive officers to provide contractual indemnification. With certain exceptions and subject to limitations on indemnification under French law, these agreements provide for indemnification for damages and expenses including, among other things, attorneys' fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

        These agreements may discourage shareholders from bringing a lawsuit against the Registrant's directors and executive officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit the Registrant and its shareholders. Furthermore, a shareholder's investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

        Certain of the Registrant's non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of the Registrant's board of directors.

Item 16.    Exhibits

Exhibit Number		Description of Exhibit
3.1	*	Amended and Restated By-laws (statuts) of Registrant (English translation) (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q, filed on August 10, 2020, and incorporated herein by reference).

4.1	*	Deposit Agreement between Talend S.A. and JPMorgan Chase Bank, N.A., as depositary, and Owners and Holders of the American Depositary Shares (filed as Exhibit 4.1 to the Company's Registration Statement on Form F-1 filed as of July 11, 2016, incorporated by reference herein).

4.2	*	Form of American Depositary Receipt evidencing American Depositary Shares (included in Exhibit 4.1).

5.1		Opinion of Gide Loyrette Nouel.

10.1	*	Shareholder Agreement, dated as of June 24, 2016, by and among Talend S.A. and certain shareholders (filed as Exhibit 10.35 to the Registrant's Registration Statement on Form F-1, filed on June 28, 2016, and incorporated herein by reference).

23.1		Consent of KPMG S.A., independent registered public accounting firm.

23.2		Consent of Gide Loyrette Nouel (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1		Power of Attorney (included in the signature pages to this registration statement).

*
Previously filed and incorporated by reference

Item 17.    Undertakings

        A.    The undersigned registrant hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 , as amended (the "Exchange Act") that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        B.    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on August 14, 2020.

TALEND S.A.
By:	/s/ CHRISTAL BEMONT Christal Bemont Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christal Bemont and Adam Meister, and each of them, as his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to execute a Registration Statement on Form S-3 of the Company, and any and all amendments (including post-effective amendments) to such Registration Statement and any Registration Statement relating to any offering made pursuant to this Registration Statement, and to file such Registration Statement(s) and any and all amendments thereto, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ CHRISTAL BEMONT Christal Bemont	Chief Executive Officer and Director (Principal Executive Officer)	August 14, 2020
/s/ ADAM MEISTER Adam Meister	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2020
/s/ ELIZABETH FETTER Elizabeth Fetter	Director	August 14, 2020

Signature		Title	Date

/s/ NORA DENZEL Nora Denzel		Director	August 14, 2020
/s/ PATRICK S. JONES Patrick S. Jones		Director	August 14, 2020
/s/ BRIAN LILLIE Brian Lillie		Director	August 14, 2020
/s/ MARK NELSON Mark Nelson		Director	August 14, 2020
/s/ STEVEN SINGH Steven Singh		Director	August 14, 2020
/s/ THIERRY SOMMELET Thierry Sommelet		Director	August 14, 2020
Talend, Inc., Authorized Representative in the United States
By:	/s/ CHRISTAL BEMONT Christal Bemont Chief Executive Officer